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                                                                     Exhibit 3.1

                          SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           DATA CRITICAL CORPORATION
                    (Formerly Known as Data Critical Corp.)

     The undersigned, Jeffrey S. Brown and Craig E. Sherman, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Data Critical Corporation, a Delaware Corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on January 12, 1998.

3. The Certificate of Incorporation of this corporation was amended and restated on May 18, 1999.

4. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Data Critical Corporation (the "Corporation").

                                  ARTICLE II

     The address of the Corporation's registered offices in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is Corporation Service Corporation.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     (A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty-Eight Million (28,000,000) shares, each with a par value of $0.001 per share. Twenty-Five Million (25,000,000) shares shall be Common Stock and Three Million (3,000,000) shares shall be Preferred Stock.

     (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease

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the number of shares of such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of such shares.

                                   ARTICLE V

     The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                  ARTICLE VI

     (A) The Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders following the date this Article VI becomes effective (the "Effective Date") or any special meeting in lieu thereof, the term of office of the second class to expire at the second annual meeting of stockholders after the Effective Date or any special meeting in lieu thereof, and the term of office of the third class to expire at the third annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation, and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors between the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote an election of directors.

                                  ARTICLE VII

     The vote of the stockholders of the Corporation which shall be required to approve any

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Business Combination (as defined below) shall be as set forth in this Article
VII.

     (A) In addition to any affirmative vote required by law, any other provision of this Certificate of Incorporation or otherwise, and except as otherwise expressly provided in paragraph (B) or (F) of this Article VII, none of the following transactions shall be consummated unless and until such transaction shall have been approved by the affirmative vote of the holders of at least 66 percent of the combined voting power of the outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Capital Stock"):

          (1) any merger or consolidation of the Corporation or any material Subsidiary (as defined below) with or into (a) any corporation which is an Interested Shareholder (as defined below) or (b) any other corporation which is or after such merger or consolidation would be an Interested Shareholder; or

          (2) any sale, License (as defined below), lease, exchange, mortgage, pledge, transfer or other disposition (whether in one transaction or a series of transactions) to or with any Interested Shareholder of any material asset or assets of the Corporation; or

          (3) the issuance or transfer by the Corporation or any Subsidiary (whether in one transaction or a series of transactions) to an Interested Shareholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as defined below) of $50,000,000 or more; or

          (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any material Subsidiary; or

          (5) any reclassification of any securities of the Corporation (including any reverse stock split), any recapitalization of the Corporation, any merger or consolidation of the Corporation with or into any of its Subsidiaries, or any other transaction (whether or not with or involving any Interested Shareholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or series thereof of the Corporation or of any Subsidiary directly or indirectly Beneficially Owned (as defined below) by any Interested Shareholder or as a result of which the stockholders of the Corporation would cease to be stockholders or a corporation having, as part of its certificate of incorporation provisions to the same effect as this Article VII and the provisions of Article VII hereof relating to amendments or changes to this
Article VII.

     The term "Business Combination" as used in this Article VII shall mean any transaction or proposed transaction which is referred to in any one or more of the foregoing subparagraphs (1) through (5) of this paragraph (A) of this
Article VII.

     (B) The provisions of paragraph (A) of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote, if any, as is required by law and any other Article hereof or any agreement between the Corporation and any national securities exchange or otherwise, if all of the conditions specified in either of the following subparagraphs (1) or (2) are satisfied:

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          (1)  such Business Combination shall have been approved by a majority of the Disinterested Directors (as defined below) or, in the case of a License, approved by a majority of the Disinterested Directors or a committee of Disinterested Directors designated by the Board of Directors; or

          (2) if all the conditions specified in each of the following subparagraphs (a), (b), (c), (d) and (e) are satisfied:

               (a) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration, other than cash to be received per share by holders of Capital Stock in such Business Combination, shall be at least equal to the higher of the following:

                    (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees and other expenses) paid by the Interested Shareholder involved in such Business Combination for any shares of Capital Stock acquired by it during the five-year period immediately prior to the consummation date of such Business Combination; and

                    (ii) the Fair Market Value per share of Capital Stock on the Determination Date (as defined below) in respect of such Interested Shareholder, the Announcement Date (as defined below) or the consummation date of such Business Combination, whichever is highest;

     provided, however, that the prices referred to in the foregoing clauses (i) and (ii) of this subparagraph (a) shall be adjusted to reflect fairly any stock dividend, stock split, reverse stock split, combination of shares, recapitalization, reorganization or similar event affecting the number of shares of Capital Stock outstanding and the market price per share of outstanding shares of Capital Stock which has occurred after the date as of which such price is determined; and

               (b) unless otherwise specifically required by law, the holders of shares of Capital Stock shall have the right, at their option, to receive payment in cash as the consideration for their shares in the Business Combination, if cash was previously paid by the Interested Shareholder involved in such Business Combination in order to acquire any shares of Capital Stock or any interest in shares of Capital Stock within the two-year period immediately prior to the Announcement Date; and

               (c) after the Determination Date in respect of the Interested Shareholder involved in such Business Combination and prior to the consummation of such Business Combination:

                    (i) if regular dividends have been paid by the Corporation, except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any dividend (whether or not cumulative);

                    (ii) there shall have been no reduction in the annual rate of dividends, if any, paid on the Capital Stock (except as necessary to reflect any subdivision of the Capital Stock), except as approved by a majority of the Disinterested Directors;

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                    (iii)  there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Capital Stock, unless failure to increase such annual rate is approved by a majority of the Disinterested Directors; and

                    (iv) such Interested Shareholder shall have not have become the beneficial owner of additional shares of Capital Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder; and

               (d) after the Determination Date in respect of the Interested Shareholder involved in such Business Combination, such Interested Shareholder shall not have received the benefit, directly or indirectly (except as a stockholder of the Corporation, in proportion to its stockholdings), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (e) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing or revising such Act, rules or regulations) shall, at the Corporation's expense, be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions), and the Disinterested Directors, if there are any at the time, shall have been provided a reasonable opportunity to state their views therein with respect to such proposed Business Combination and to include therewith an opinion of an independent investment banking or appraisal firm selected by the Disinterested Directors with respect to such Business Combination.

     (C)  For the purposes of this Article VII:

          (1) An "Affiliate" of a person shall mean any person who, directly or indirectly, controls, is controlled by or is under common control with such person.

          (2) "Announcement Date" with respect to any Business Combination means the date on which the proposal of such Business Combination is first publicly announced.

          (3)  An "Associate" shall mean:

               (a) with respect to a corporation or association, any officer or director thereof or of a subsidiary thereof;

               (b) with respect to a partnership, any general partner thereof or any limited partner thereof having a ten percent ownership in such partnership;

               (c) with respect to any other trust or an estate, any officer or trustee thereof or of any subsidiary thereof;

               (d) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any person who has a substantial interest as a beneficiary of such trust or estate;

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               (e)  with respect to a natural person, the spouses and children thereof and any other relative thereof or of the spouse thereof who has the same home; and

               (f)  any Affiliate of any such person.

          (4) A person shall be a "Beneficial Owner" of, or have "Beneficial Ownership" of or "Beneficially Own" any Capital Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest (whether or not then exercisable), would have or share either (a) voting power (including the power to vote or to direct the voting) of such security or (b) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Capital Stock deemed to be outstanding shall include any shares Beneficially Owned by such Person even though not actually outstanding, but shall not include any other shares of Capital Stock which are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.

          (5) "Consolidated Transaction Reporting System" shall mean the system of reporting securities information operated under the authority of Rule 11Aa-31 under the Securities Exchange Act of 1934, as such rule may from time to time be amended, and any successor rule or rules.

          (6) "Determination Date" in respect of an Interested Shareholder shall mean the date on which such Interested Shareholder first became an Interested Shareholder.

          (7) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Shareholder involved in such Business Combination or any Affiliate or Associate of such Interested Shareholder and who (a) was a member of the Board of Directors of the Corporation prior to the time that such Interested Shareholder became an Interested Shareholder or (b) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors on the Board of Directors at the time of nomination. Any reference to "Disinterested Directors" shall refer to a single Disinterested Director shall refer to a single Disinterested Director if there is only one Disinterested Director. Any reference to an approval, designation or determination by a majority of the Disinterested Directors shall mean such approval, designation or determination by a committee of the Board of Directors comprised of all Disinterested Directors and exercising its authority as a committee of the Board to the extent permissible by law.

          (8) "Fair Market Value" as of any particular date shall mean (a) in the case of stock, the average of the closing sale price during the 90 trading days immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the last sale prices at 4:00 p.m. New York time during the 90 trading days immediately preceding the date in question reported in the Consolidated Transaction Reporting System or, if such stock is not reported, the average of the highest reported

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bid and the lowest reported asked quotations for a share of such stock furnished by the National Association of Securities Dealers Automated Quotation System or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or, if quotations are not available in such system, any similar organization furnishing quotations and, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, and (b) in the case of property other than cash or stock, the fair market value of stock or property, as the case may be, on the date in question as determined by a reputable investment banking or appraisal firm in good faith (such firm to be engaged solely on behalf of the stockholders other than the Interested Shareholder, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion and which fee shall not be contingent on the consummation of the action or transaction, to be a firm which has not previously been associated with or rendered substantial services to or acted as manager of an underwriting or as agent for the Interested Shareholder or any other person whose stock in the Corporation or any Subsidiary the Interested Shareholder beneficially owns or controls, and to be selected by a majority of the Disinterested Directors) and which value has been approved by a majority of the Disinterested Directors in good faith.

          (9) "Interested Shareholder" shall mean any person, other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary, who or which (a) is the Beneficial Owner, directly or indirectly, of shares of Capital Stock which are entitled to cast five percent or more of the total votes which all of the then outstanding shares of Capital Stock are entitled to cast in the election of directors or is an Affiliate or Associate of any such person, or (b) acts with any other person as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Corporation, and such group is the Beneficial Owner, directly or indirectly, of shares of Capital Stock which are entitled to cast five percent or more of the total votes which all of the then outstanding shares of Capital Stock are entitled to cast in the election of directors, and any reference to a particular Interested Shareholder involved in a Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested Shareholder within the meaning of the foregoing clause (b) of this subparagraph (9).

          (10) "License" shall mean a material license which is not granted in standard commercial transactions and is not generally available to commercial customers of the Corporation.

          (11) A "person" shall mean any individual, firm, corporation (which shall include a business trust), partnership, joint venture, trust or estate, association or other entity.

          (12) "Subsidiary" shall mean any corporation or partnership of which a majority of any class of its equity securities or partnership interest is owned, directly or indirectly, by the Corporation.

     (D) A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including, without limitation (1) whether a person is an Interested Shareholder,
(2) the number of shares of Capital Stock Beneficially Owned by any person, (3) whether a person is an Affiliate or Associate of another person, (4) whether the requirements of

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paragraph (2) of this Article VII have been met with respect to any Business
Combination, and (5) whether two ore more transaction constitute a "series of transactions" for purposes of paragraph (A) of this Article VII. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article VII.

     (E) Nothing contained this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                 ARTICLE VIII

     In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE IX

     No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's bylaws.

                                   ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                                  ARTICLE XII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE XIII

     The Corporation shall have perpetual existence.

                                  ARTICLE XIV

     (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the

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approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of the Delaware, as so amended.

     (B) Any repeal or modification of the foregoing provisions of this Article XIV shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modifications.

                                  ARTICLE XV

     (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) though bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

     (B)  Any repeal or modification of any of the foregoing provisions of this
Article XV shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                     * * *

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     The foregoing Second Amended and Restated Certificate of Incorporation has
been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Bothell, Washington on November 11, 1999.


                                        /s/ Jeffrey S. Brown
                                        ----------------------------------------
                                        Jeffrey S. Brown, President


                                        /s/ Craig E. Sherman
                                        ----------------------------------------
                                        Craig E. Sherman, Secretary

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